CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Alexander & Baldwin, Inc. and subsidiaries and the effectiveness of Alexander & Baldwin, Inc. and subsidiaries’ internal control over financial reporting dated March [3], 2014, appearing in the Annual Report on Form 10-K of Alexander & Baldwin, Inc for the year ended December 31, 2013.
/s/ Deloitte & Touche LLP
Honolulu, Hawaii
March 3, 2014

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